                                                                    EXHIBIT 99.1

For Release:     Immediately

Contact:         John D. Swift, Chief Financial Officer


                   MOHAWK INDUSTRIES, INC. ANNOUNCES RECORD
               SECOND QUARTER AND FIRST SIX MONTHS 2000 RESULTS


Calhoun, Georgia, July 20, 2000 - Mohawk Industries, Inc. (NYSE:MHK) today announced its highest quarterly earnings per share attained by the Company since its stock first publicly traded in 1992. Diluted earnings per share (EPS) in the second quarter of 2000 were a record $0.87 per share (21% above last year) or $47,203,000 in net earnings compared to $0.72 EPS in the second quarter of 1999 or $44,093,000 in net earnings. This improvement in net earnings was the result of higher sales and lower selling, general and administrative expenses as a percentage of sales. Net sales for the quarter increased 8% to $852,808,000 compared to $790,617,000 for the second quarter of 1999. The sales increase was attributable to internal growth and was realized across all product lines including broadloom carpet, rugs, hard surfaces and other textile products. Gross profit as a percentage of net sales was flat in 2000 when compared to 1999 with oil-related cost increases being offset by selling price increases and the previously announced change in depreciable lives of fixed assets. The reduction in selling, general and administrative expenses as a percentage of sales results from cost control.

EPS for the first half of 2000 was a record $1.47 (26% above last year) or $81,200,000 in net earnings compared to $1.17 EPS in the first half of 1999 or $71,985,000 in net earnings. This improvement in net earnings was attributable to increased sales and lower selling, general and administrative expenses as a percentage of net sales. Net sales for the first half of 2000 were $1,617,891,000 representing an 8% increase from first half of 1999 net sales of $1,497,784,000. This increase was primarily due to internal growth.

In commenting on the second quarter performance, David L. Kolb, Chairman and CEO, stated, "We are proud of our sales increase and believe that we outpaced the industry growth for all product categories thereby gaining market share. We are especially encouraged that we have been able to maintain our gross profit margin as a percentage of net sales in the face of significant oil-related cost increases. We have been able to accomplish this through the hard work and commitment of all our employees. During the second quarter, we repurchased approximately 1,514,000 shares and have maintained our investment-grade debt rating through good management of working capital and capital expenditures. We recently showed our new Ralph Lauren line of broadloom carpet and it was received very well. We will be introducing the new Ralph Lauren line during the third quarter of 2000."

Certain of the statements in the immediately preceding paragraphs, particularly anticipating future financial performance, business prospects, growth and operating strategies, proposed acquisitions, new products and similar matters, and those preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "estimates," or similar expressions constitute "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended. For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Those statements are based on assumptions regarding the Company's ability to continue to maintain its sales growth and gross margins and to control costs. These or other assumptions could prove inaccurate and therefore, there can be no assurance that the "forward-looking statements" will prove to be accurate. Forward-looking statements involve a number of risks and uncertainties. The following important factors affect the future results of Mohawk and could cause those results to differ materially from those expressed in the forward-looking statements: materially adverse changes in economic conditions generally in the carpet, rug and floorcovering markets served by Mohawk; competition from other carpet, rug and floorcovering manufacturers, raw material prices, timing and level of capital expenditures, the successful integration of acquisitions including the challenges inherent in diverting Mohawk's management attention and resources from other strategic matters and from operational matters for an extended period of time, the successful introduction of new products, the successful rationalization of existing operations, and other risks identified from time to time in the Company's SEC reports and public announcements.

Mohawk is a leading producer of woven and tufted broadloom carpet and rugs for residential and commercial applications. The Company designs, manufactures and markets carpet in a broad range of colors, textures and patterns and is widely recognized through its premier brand names, some of which include "Mohawk," "Aladdin," "Bigelow," "Custom Weave," "Durkan," "Galaxy," "Harbinger," "Helios," "Horizon," "Image," "Karastan," "Mohawk Commercial," "World," and "Wunda Weve." Mohawk offers a broad line of area and washable rugs branded by Karastan, Aladdin, Newmark & James and American Rug Craftsmen and decorative throw blankets, placemats, pillows and chairpads branded by American Weavers. Mohawk also offers a complete laminate product line and distributes carpet padding and ceramic tile. The Company markets its products primarily through retailers and dealers.

                                      #####

             There will be a conference call Friday, July 21, 2000
             -----------------------------------------------------
                           at 11:00 AM Eastern Time
                           ------------------------
                The telephone number to call is 1-800-603-9255.
                -----------------------------------------------

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES


Consolidated Statement of Earnings Data                       Three Months Ended                  Six Months Ended
                                                        -----------------------------     ------------------------------
(Amounts in thousands, except per share data)           July 1, 2000     July 3, 1999     July 1, 2000      July 3, 1999
                                                        ------------     ------------     ------------      ------------
Net sales                                                $   852,808          790,617        1,617,891         1,497,784
Cost of sales                                                636,926          589,706        1,211,446         1,118,544
-------------------------------------------------------------------------------------     ------------------------------
    Gross profit                                             215,882          200,911          406,445           379,240
Selling, general and administrative expenses                 126,971          119,997          251,828           242,662
-------------------------------------------------------------------------------------     ------------------------------
    Operating income                                          88,911           80,914          154,617           136,578
Interest expense                                               9,674            7,753           18,414            15,607
Other expense, net                                             1,215              280            1,988             1,988
-------------------------------------------------------------------------------------     ------------------------------
    Earnings before income taxes                              78,022           72,881          134,215           118,983
Income taxes                                                  30,819           28,788           53,015            46,998
-------------------------------------------------------------------------------------     ------------------------------
    Net earnings                                         $    47,203           44,093           81,200            71,985
=====================================================================================     ==============================
Basic earnings per share                                 $      0.88             0.73             1.48              1.19
=====================================================================================     ==============================
Weighted-average common shares outstanding                    53,836           60,593           54,723            60,579
=====================================================================================     ==============================
Diluted earnings per share                               $      0.87             0.72             1.47              1.17
=====================================================================================     ==============================
Weighted-average common and dilutive potential common
    shares outstanding                                        54,336           61,257           55,217            61,271
=====================================================================================     ==============================

Consolidated Balance Sheet Data
(Amounts in thousands)
                                                                                          July 1, 2000      July 3, 1999
                                                                                          ------------      ------------
ASSETS
Current assets:
    Receivables                                                                             $  396,223           372,495
    Inventories                                                                                576,653           528,555
    Prepaid expenses                                                                            12,820            10,677
    Deferred income taxes                                                                       76,628            52,571
------------------------------------------------------------------------------------------------------------------------
        Total current assets                                                                 1,062,324           964,298
Property, plant and equipment, net                                                             622,902           605,567
Other assets                                                                                   118,331           108,755
------------------------------------------------------------------------------------------------------------------------
                                                                                            $1,803,557         1,678,620
========================================================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Current portion of long-term debt                                                       $   33,893           197,038
    Accounts payable and accrued expenses                                                      444,372           393,016
------------------------------------------------------------------------------------------------------------------------
        Total current liabilities                                                              478,265           590,054
Long-term debt, less current portion                                                           579,603           365,979
Deferred income taxes and other long-term liabilities                                           54,175            31,894
------------------------------------------------------------------------------------------------------------------------
        Total liabilities                                                                    1,112,043           987,927
------------------------------------------------------------------------------------------------------------------------
Total stockholders' equity                                                                     691,514           690,693
------------------------------------------------------------------------------------------------------------------------
                                                                                            $1,803,557         1,678,620
========================================================================================================================

--------------------------------------------------------------------------------
    Dates for Future Press Releases and Conference Calls:

                        Press Release   Conference Call

    2nd Qtr. 2000   July 20         July 21      11:00 a.m. (800-603-9255)
    3rd Qtr. 2000   October 19      October 20   11:00 a.m.     "
    4th Qtr. 2001   February 8      February 9   11:00 a.m.     "
    1st Qtr. 2001   April 18        April 19     11:00 a.m.     "
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